Exhibit 1.1 EXECUTION VERSION L3HARRIS TECHNOLOGIES, INC. $650,000,000 1.800% Notes due 2031 UNDERWRITING AGREEMENT November 10, 2020 Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 HSBC Securities (USA) Inc. 452 Fifth Avenue – Tower 3 New York, New York 10018 J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 As Representatives of the several Underwriters named in Schedule I hereto, Dear Sirs and Mesdames: L3Harris Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters (the “Underwriters”) named in Schedule I to this Underwriting Agreement (this “Agreement”) $650,000,000 aggregate principal amount of its 1.800% Notes due 2031 (the “Securities”) to be issued pursuant to the provisions of an Indenture, dated as of September 3, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-233827), including a related base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is hereinafter referred to as the “Registration Statement.”

Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; the terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and the terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any preliminary prospectus supplement, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule II hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined in Section 6(h)), attached hereto as Exhibit A. 1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that: (a) The Company meets the requirements for use of Form S-3 under the Securities Act, and, upon its filing with the Commission under Rule 462(e) of the Securities Act, the Registration Statement became effective and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and Disclosure Package complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Registration Statement, as of each effective date, did not contain and at the Closing Date (as defined in Section 4), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Trust Indenture Act (as defined below) and the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and at the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon the Underwriter Information (as defined in Section 8(b) herein) or (B) that part of the 2

Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee. (c) As of 3:20 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), (i) the Disclosure Package and (ii) any electronic road show relating to the Securities, when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information. (d) Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Company notified or notifies you as described in the next sentence, did, does and will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify you and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information. (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. (f) (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer. (g) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by you and included in Schedule II hereto or the Registration Statement. 3

(h) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing or has active status under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities and (iii) is duly qualified to transact business and is in good standing or has active status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or have active status would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. (i) Each significant subsidiary, as defined in Rule 405 of Regulation C of the Commission, of the Company (i) has been duly incorporated and is validly existing as a corporation in good standing or has active status under the laws of its jurisdiction of organization, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities and (iii) is duly qualified to transact business and is in good standing or has active status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or have active status would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. (j) This Agreement has been duly authorized, executed and delivered by the Company. (k) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles (the “Bankruptcy Exceptions”). (l) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy Exceptions, and will be entitled to the benefits of the Indenture. (m) This Agreement, the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, Disclosure Package and the Prospectus. (n) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries (or cause a breach or event of default thereunder) that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities. (o) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that 4 set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). (p) Other than as described in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened in writing to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, in each case, which the Company has reason to believe would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Disclosure Package and the Prospectus. (q) Any preliminary prospectus or Prospectus filed pursuant to Rule 424 under the Securities Act complied or will comply when so filed in all material respects with the Securities Act. (r) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. (s) The Company has not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of the Securities in violation of the Exchange Act. (t) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company; any real property or personal property held under lease by the Company is held under a lease which is valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, except as may be limited by the Bankruptcy Exceptions, or exceptions that are not, individually or in the aggregate, material to the Company and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company. For clarity, the term “personal property” as used in this Section 1(t) does not include any intellectual property rights as defined in Section 1(u). (u) The Company and its subsidiaries own, possess, have a license or other right to, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company or its subsidiaries, taken as a whole. (v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or human health and safety as it relates to any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or 5 approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. (w) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened in writing against the Company or its subsidiaries, or any of their respective assets, and to the knowledge of the Company, its directors, officers or employees, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency, which has a reasonable probability of being determined adversely and the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole. (x) The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) effective in all material respects to perform the functions for which they were established. (y) The Company maintains (i) effective “internal control over financial reporting” as defined in Rule 13a-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (z) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, and the employee benefits provisions of the Internal Revenue Code of 1986 with which compliance is intended. (aa) (i) The financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the preliminary prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the preliminary prospectus and the Prospectus, such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis and (ii) the pro forma financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the preliminary prospectus and the Prospectus present fairly, in all material respects, the information contained therein as of the dates and for the periods shown, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. (bb) The financial statements of L3 Technologies, Inc., a Delaware corporation and a wholly- owned subsidiary of the Company (“L3”), and the related notes thereto incorporated by reference in the preliminary prospectus and the Prospectus present fairly, in all material respects, the financial position of L3 and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the preliminary prospectus and the Prospectus, such financial 6 statements have been prepared in all material respects in conformity with generally accepted accounting principles in the United States applied on a consistent basis. (cc) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. (dd) Ernst & Young LLP, which has audited the consolidated financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States). (ee) PricewaterhouseCoopers LLP, which has audited the consolidated financial statements of L3 and its subsidiaries and has audited L3’s internal control over financial reporting, served as an independent registered public accounting firm with respect to L3 and its subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States) until June 29, 2019. (ff) Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recently audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. (gg) The Company and its subsidiaries, and, to the knowledge of the Company, their respective directors, officers, agents, employees and other persons associated with or acting on behalf of the Company and its subsidiaries (i) have conducted (other than as set forth in the Registration Statement and the Prospectus) and will continue to conduct their business operations in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act of 2010 of the United Kingdom or any other applicable anti-corruption laws (collectively, the “Anti- Corruption Laws”) and (ii) have instituted and maintain policies and procedures designed to promote and which are reasonably expected to achieve compliance with the Anti-Corruption Laws. The Company will not, directly or, to the knowledge of the Company, indirectly, use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any of the Company’s subsidiaries, affiliates, joint venture partners or other individual or entity for the purpose of financing or facilitating any activity that would violate the Anti-Corruption Laws. (hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with all applicable financial record keeping and reporting requirements, including those of the Bank Secrecy Act, the USA PATRIOT Act and the applicable anti- money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened. (ii) None of the Company, any of its subsidiaries, any director or officer of the Company or any of its subsidiaries, or any employee, agent or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, the subject of any 7 sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority that prohibit or restrict transactions or dealings with designated Persons, countries or territories (collectively, the “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or, to the knowledge of the Company, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or finance any activities or business of or with any Person, or in any country or territory, that at the time of such funding or financing is the subject of Sanctions or in any other manner that will result in violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions. (jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications. (kk) Except as otherwise disclosed in the preliminary prospectus and the Prospectus, (i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and each of them has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (iii) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to, in the case of each of clauses (i) through (iii) above, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have implemented backup and disaster recovery technology as the Company generally deems reasonably adequate for their business. 2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Securities set forth in Schedule I hereto opposite its name at 99.312% of their principal amount plus accrued interest, if any, from November 25, 2020 to the date of payment and delivery. The Company hereby agrees that, without the prior written consent of Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, it will not during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business). 8

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.962% of their principal amount (the “Public Offering Price”) plus accrued interest, if any, from November 25, 2020 to the date of payment and delivery. 4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on November 25, 2020, or at such other time on the same or such other date not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.” Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid. 5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions: (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities, or in the rating outlook for the Company, by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) under the Exchange Act; (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; (iii) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post- effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective; the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and (iv) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has 9 not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (iv) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened. (c) The Underwriters shall have received on the Closing Date a customary opinion and negative assurance letter of Holland & Knight LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-1, and an opinion of Scott T. Mikuen, Senior Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit B-2. (d) The Underwriters shall have received on the Closing Date such opinion or opinions and a negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require. (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from (i) Ernst & Young LLP, independent public accountants for the Company and (ii) PricewaterhouseCoopers LLP, independent public accountants for L3 until June 29, 2019, in each case containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the second business day preceding the Closing Date. 6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows: (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request. (b) Prior to completion of the distribution of the Securities (as determined by the Underwriters), before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Disclosure Package or the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as 10 a result of which it is necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package or the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Disclosure Package or the Prospectus so that the statements in the Disclosure Package or the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, be misleading or so that the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject. (e) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first full fiscal quarter of the Company occurring after the date of this Agreement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158). (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s and L3’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs of any electronic road show and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make. 11

(g) The Company will cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company. (h) The Company will prepare a final term sheet, containing only a description of the Securities, as applicable, in the form approved by you and substantially in the form contained in Exhibit A, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). (i) The Company represents that it has not made, and agrees that, unless it obtains your prior written consent, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that your prior written consent hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by you is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. (j) Prior to the completion of the distribution of the Securities, the Company will advise the Representatives promptly of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of the Securities contemplated herein, to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing. (k) The Company will use its reasonable best efforts, in cooperation with the Representatives, to qualify the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution. (l) The Company will apply the gross proceeds from the sale of the Securities substantially in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus. (m) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you, and will use its commercially 12 reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. (n) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify you, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to you, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify you of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post- effective amendment, as the case may be. (o) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act. 7. Covenant of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not prepare or use any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than: (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission under Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 6(i) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 6(h) above. 8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers, its agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information. 13

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, its agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, the Base Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any amendments or supplements thereto, it being understood that the only information furnished to the Company for such use therein is the second sentence of the paragraph under the heading “Underwriting—New Issue of Notes” and the first and second paragraphs under the caption “Underwriting—Price Stabilization and Short Positions” relating to short sales and stabilizing transactions by the Underwriters, in each case in the preliminary prospectus and the Prospectus (the “Underwriter Information”). (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified 14 party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint. (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities. 9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed or maximum ranges for prices shall have been required, on or by, as the case may be, either of The New York Stock Exchange or the Nasdaq Stock Market or the clearance or settlement of such trading generally shall have been materially disrupted, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either 15

Federal or New York State authorities or a material disruption in commercial banking in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, including any act or acts of terrorism, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse to the offering or the business or the financial condition of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Prospectus. 10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. 11. Counterparts. This Agreement may be signed in one or more counterparts delivered by any standard form of telecommunication or other electronic transmission, each of which shall be deemed valid and original and all of which together shall constitute one and the same agreement. 12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. 16

13. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement. 15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent by telex or facsimile transmission to you in care of (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: (646) 834-8133; (ii) HSBC Securities (USA) Inc., 452 Fifth Avenue – Tower 3, New York, New York 10018, Attention: Transaction Management Group, Facsimile: (212) 525-0238; (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, Facsimile: (212) 834-6081; and (iv) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Information Center and, if to the Company, shall be delivered, mailed or sent to L3Harris Technologies, Inc., 1025 West NASA Boulevard, Melbourne, Florida 32919, Attention: Scott T. Mikuen. 16. No Advisory of Fiduciary Responsibility. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. 17. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 17, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted 17 in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. [Signature Pages Follow] 18

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. Very truly yours, L3HARRIS TECHNOLOGIES, INC. By: /s/ Jesus Malave Jr. Name: Jesus Malave Jr. Title: Senior Vice President and Chief Financial Officer 19

Accepted as of the date hereof: Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Acting severally on behalf of itself and several Underwriters named in Schedule I hereto BARCLAYS CAPITAL INC. By: /s/ Megan Maher Name: Meghan Maher Title: Managing Director HSBC SECURITIES (USA) INC. By: /s/ Robert Gelnaw Name: Robert Gelnaw Title: Managing Director J.P. MORGAN SECURITIES LLC By: /s/ Som Bhattacharyya Name: Som Bhattacharyya Title: Executive Director MORGAN STANLEY & CO. LLC By: /s/ Ian Drene Name: Ian Drene Title: Executive Director [Signature Page to Underwriting Agreement]

SCHEDULE I Principal Amount of Securities To Be Underwriter Purchased Barclays Capital Inc. ........................................................................... $ 113,750,000 HSBC Securities (USA) Inc. ............................................................... 113,750,000 J.P. Morgan Securities LLC ................................................................ 113,750,000 Morgan Stanley & Co. LLC ................................................................ 113,750,000 BofA Securities, Inc. ........................................................................... 39,000,000 Citigroup Global Markets Inc. ............................................................ 39,000,000 Wells Fargo Securities, LLC ............................................................... 39,000,000 Scotia Capital (USA) Inc. ................................................................... 19,500,000 SMBC Nikko Securities America, Inc. ............................................... 19,500,000 TD Securities (USA) LLC .................................................................. 19,500,000 Deutsche Bank Securities Inc. ............................................................ 6,500,000 Siebert Williams Shank & Co., LLC .................................................. 6,500,000 U.S. Bancorp Investments, Inc............................................................ 6,500,000 Total ................................................................................. $ 650,000,000

SCHEDULE II ISSUER FREE WRITING PROSPECTUSES Final Term Sheet dated November 10, 2020

EXHIBIT A L3Harris Technologies, Inc. $650,000,000 1.800% Notes due 2031 Pricing Term Sheet Issuer: L3Harris Technologies, Inc. Expected Ratings (Moody’s / S&P / Baa2/BBB/BBB (Stable/Stable/Positive) Fitch):(1) Security Type: Senior unsecured notes (collectively, the “Notes”) Principal Amount: $650,000,000 Trade Date: November 10, 2020 Settlement Date (T+10):(2) November 25, 2020 Maturity Date: January 15, 2031 Interest Payment Dates: January 15 and July 15 of each year, commencing on July 15, 2021 Public Offering Price: 99.962% of the principal amount, plus accrued and unpaid interest, if any, from November 25, 2020 Yield to Maturity: 1.804% Benchmark Treasury: 0.625% due August 15, 2030 Spread to Benchmark Treasury: T+85 basis points Benchmark Treasury Price / Yield: 96-30 / 0.954% Interest Rate: 1.800% per annum Make-Whole Call: At any time prior to October 15, 2030 (the date that is three months prior to the maturity date), at a make-whole redemption price equal to the greater of (a) 100% and (b) the make-whole amount at a discount rate equal to the Treasury Rate (as defined in the preliminary prospectus supplement) plus 15 basis points, in each case, plus accrued interest to the date of redemption. Par Call: At any time on or after October 15, 2030 (the date that is three months prior to the maturity date), at 100% plus accrued interest to the date of redemption. Minimum Denomination: $2,000 x $1,000 CUSIP / ISIN: 502431 AN9 / US502431AN98 Use of Proceeds: The net proceeds from the offering of the Notes, together with cash on hand, will be used to fund the redemption in full of all of the $650 million aggregate principal amount of the issuer’s 4.950% Notes due February 2021 and paying accrued interest, fees and expenses associated with such redemption, and for general corporate purposes. Joint Book-Running Managers: Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC A-1

Scotia Capital (USA) Inc. SMBC Nikko Securities America, Inc. TD Securities (USA) LLC Senior Co-Managers: Deutsche Bank Securities Inc. Siebert Williams Shank & Co., LLC U.S. Bancorp Investments, Inc. Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-5 of the preliminary prospectus supplement. (1) A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. (2) We expect that delivery of the Notes will be made against payment therefor on or about the settlement date specified in this pricing term sheet, which will be the tenth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before settlement will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor. The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus and the prospectus supplement may be obtained by contacting Barclays Capital Inc. toll-free at 1-888-603-5847, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049, J.P. Morgan Securities LLC at 1-212-834-4533 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649. A-2

EXHIBIT B-1 OPINION OF HOLLAND & KNIGHT LLP The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that: 1. The Company is existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus. The Company is duly qualified to transact business in Florida, New York and Virginia, the Company’s status is active in the State of Florida, and the Company is in good standing or has active status in each other jurisdiction listed in this paragraph. 2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company. 3. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued. 4. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). 5. The Indenture has been duly qualified under the Trust Indenture Act. 6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable laws for the states of New York, Florida and Delaware and federal law (“Applicable Law”) or the certificate of incorporation or by-laws of the Company except that no opinion is given by such counsel as to rights to indemnification and contribution under the Underwriting Agreement, (ii) any agreement or other instrument listed on Annex A to this Exhibit B-1, except that no opinion is given by such counsel in this clause (ii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage, in any such agreement or instrument, or (iii) to such counsel’s knowledge, any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary. 7. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under Applicable Law for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as referenced above in paragraph 5 and as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities. 8. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not B-1-1 be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. 9. The statements in the Disclosure Package and the Prospectus under the caption “Description of Notes,” the caption “Underwriting” and the caption “Description of Debt Securities” in the Base Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein. 10. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to such counsel’s knowledge, are contemplated or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The negative assurance letter of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement, shall be to the effect that: (i) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iii) nothing has come to the attention of such counsel that causes such counsel to believe that (A) either the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief) at each time the Registration Statement was deemed effective or amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (B) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as of its date or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Disclosure Package (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to the matters referred to in the paragraph above, counsel may state that his or her opinions or beliefs are based upon his or her participation in the preparation of the Disclosure Package and the Prospectus (and any amendments or supplements thereto) and in conferences with representatives of the Company and the independent accountants of the Company, at which the contents of the Disclosure Package and the Prospectus were discussed and review of the B-1-2 documents incorporated by reference therein but, except as set forth in paragraph 10, are without independent check or verification. B-1-3

EXHIBIT B-2 OPINION OF COMPANY COUNSEL The opinion of Scott T. Mikuen, Senior Vice President, General Counsel and Secretary for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that: 1. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene (i) the certificate of incorporation or by-laws of the Company, in each case as in effect on the date hereof, (ii) to my knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) to my knowledge, any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company. 2. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities. 3. After due inquiry, I do not have any knowledge of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Disclosure Package and the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Indenture or the Securities or to consummate the transactions contemplated by the Disclosure Package and the Prospectus. 4. Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. B-2-1